UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

Mount Knowledge Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52664	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10333 E. Dry Creek Rd, Suite 200 Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(303) 586-3232
(Registrant’s telephone number, including area code)

n/a
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 15, 2014 (the “Effective Date”), the Registrant amended its Articles of Incorporation filed with the State of Nevada to effect a reverse split of its common stock such that each 10 shares of the Registrant’s common stock issued and outstanding immediately prior to the Effective Date shall be combined into 1 share of the Registrant’s common stock (the “Reverse Stock Split”). No fractional shares shall be issued to any shareholder and, instead of issuing fractional shares, the Registrant shall round shares up to the nearest whole number. There shall be no change to the Registrant’s authorized number of shares and the conversion rate of any preferred stock, convertible debt, and warrants issued by the Registrant shall be adjustemd to reflect the Reverse Stock Split.

The Financial Industry Regulatory Association (“FINRA”) reviewed the Notice of Corporate Action filed by Registrant regarding the Reverse Stock Split and reported the change on its Daily List of changes on December 19, 2014, effective at the open of business on December 22, 2014. The Registrant’s trading symbol on the OTC BB market shall be changed from MKHD to MKHDD for a period of 20 business days, in accordance with FINRA’s normal practice.

After the period of 20 business days expires, the Registrant shall change its trading symbol to CYBG.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

3.1	Certificate of Amendment

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT KNOWLEDGE HOLDINGS, INC.

Date: December 19, 2014	By:	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer